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                                                                     EXHIBIT 4.2

                            OSI PHARMACEUTICALS, INC.
                        1999 INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN

1.       Purpose

                  The purpose of this 1999 Incentive and Non-Qualified Stock Option Plan (the "Plan") is to encourage and enable selected management, other employees, directors (whether or not employees), and consultants of OSI Pharmaceuticals, Inc. (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such employees, directors, and consultants with a more direct stake in the future welfare of the Company, and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with, or become associated with, the Company or a parent or subsidiary of the Company. Pursuant to the Plan, the Company may grant
         (i) "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) stock options that do not qualify as incentive stock options ("non-qualified stock options"). No option granted under the Plan shall be treated as an incentive stock option unless the stock option agreement which evidences the grant refers to such option as an incentive stock option and such option satisfies the requirements of Section 422 of the Code.

                  As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

2.       Administration of the Plan

                  The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

                  In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of shares to be covered by each option, the duration of options, the exercisability of options, whether options shall be treated as incentive stock options, and the option price.

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3.       Shares of Stock Subject to the Plan

                  Except as provided in paragraphs 6(h), 6(i) and 7 hereof, the number of shares that may be issued or transferred pursuant to the exercise of options granted under the Plan shall not exceed 2,000,000 shares of Common Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option right under the Plan. The aggregate Fair Market Value, as defined in paragraph 6(k) below (determined at the time the option is granted), of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan and all plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

4.       Eligibility

                  Incentive stock options may be granted only to management and other employees who are employed by the Company or a parent or subsidiary of the Company. Incentive stock options may be granted to a director of the Company or a parent or subsidiary of the Company, provided that the director is also an officer or employee. Non-qualified stock options may be granted to directors, officers, employees and consultants of the Company.

5.       Granting of options

                  No options pursuant to this Plan may be granted after the close of business on June 22, 2009. The date of the grant of any option shall be the date on which the Committee authorizes the grant of such option.

6.       Options

                  Options shall be evidenced by stock option agreements in such form, consistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical and shall be subject to the following terms and conditions:

                           (a) Option Price. The purchase price under each incentive stock option shall be not less than 100% of the Fair Market Value of the Common Stock at the time the option is granted and not less than the par value of the Common Stock. In the case of an incentive stock option granted to an employee owning, actually or constructively under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder") the option price shall not be less than 110% of the Fair Market Value of the Common Stock at the time of the grant. The purchase price under each non-qualified stock option shall be specified by the Committee, but shall in no case be less than the greater of 50% of the Fair Market Value of the Common Stock at the time the option is granted and the par value of such Common Stock.

                           (b) Medium and Time of Payment. Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the

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                  shares delivered shall be the Fair Market Value of such shares on the date of exercise of the option. In addition, unless otherwise provided by the Committee an "in the money" non-qualified stock option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise. For this purpose, the value of the shares delivered by the Company and the value of the option being exercised shall be determined based on the Fair Market Value of the Common Stock on the date of exercise of the option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any federal, state, or local withholding taxes.

                           (c) Waiting Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted. In the case of an incentive stock option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

                           (d) Rights as a Stockholder. A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                           (e) Non-Assignability of Options. No incentive stock option and, except as may otherwise be specifically provided by the Committee, no non-qualified stock options, shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, incentive stock options and, except as may otherwise be specifically provided by the Committee, non-qualified stock options, shall be exercisable only by such recipient. If the Committee approves provisions in any particular case allowing for assignment or transfer of a non-qualified stock option, then such option will nonetheless be subject to a six-month holding period commencing on the date of grant during which period the recipient will not be permitted to assign or transfer such option, unless the Committee further specifically provides for the assignability or transferability of such option during this period. See paragraph 8 hereof for restrictions on sale of shares.

                           (f) Effect of Termination of Employment. If a recipient's employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement (as defined below), the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. The term

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                  "Retirement" shall mean the voluntary termination of
                  employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has completed at least five years of service with the Company. If a recipient's employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 421 of the Code upon the exercise of an incentive stock option will not be available in connection with the exercise of any incentive stock option more than three months after the date of termination of such option recipient's employment due to Retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee pursuant to subparagraph 6(c) above. The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any option agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.

                           (g) Leave of Absence. In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

                           (h)      Recapitalization. In the event that
                  dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year that do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

                           (i) Sale or Reorganization. In case the Company is
                  merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or

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                  liquidation of the Company, the Board of Directors of the
                  Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate options to purchase stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options shall, with respect to incentive stock options, comply with the requirements of Section 424(a) of the Code, or
                  (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

                           (j) General Restrictions. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue, transfer, or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                                    The Company shall not be obligated to sell
                  or issue any shares of Common Stock in any manner in contravention of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission, any state securities law, the rules and regulations promulgated thereunder or the rules and regulations of any securities exchange or over the counter market on which the Common Stock is listed or in which it is included for quotation. The Board of Directors may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the option, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any options granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the optionee with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the optionee, pursuant to any such agreement, without interest thereon.

                           (k) "Fair Market Value." Fair Market Value for all purposes under the Plan shall mean the closing price of shares of Common Stock, as reported in The Wall Street Journal, in the NASDAQ National Market Issues or similar successor consolidated transactions reports (or a similar consolidated transactions report for the exchange on which the shares of Common Stock are then trading) for the relevant date, or if no sales of shares of Common Stock were made on such date, the average of the

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                  high and low sale prices of shares as reported in such
                  composite transaction report for the preceding day on which sales of shares were made. If the shares are not listed on a national securities exchange or included for quotation in the NASDAQ National Market System at the time Fair Market Value is to be determined, then Fair Market Value shall be determined by the Committee in good faith pursuant to such method as to the Committee deems appropriate and equitable. Under no circumstances shall the Fair Market Value of a share of Common Stock be less than its par value.

7.       Termination and Amendment of the Plan

                  The Board of Directors or the Committee shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan; and, provided, further, that unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in subparagraphs 6(h) and 6(i), no amendment or change shall be made in the Plan increasing the total number of shares which may be issued or transferred under the Plan, materially increasing the benefits to Plan participants or modifying the requirements as to eligibility for participation in the Plan.

8.       Restriction on Sale of Shares

                  Without the written consent of the Company, no stock acquired by an optionee upon exercise of an incentive stock option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any such disposition, including any federal, state, or local withholding taxes.

                  No stock acquired by an optionee upon exercise of a non-qualified stock option granted hereunder may be disposed of by the optionee (or other person eligible to exercise the option) within six months from the date such non-qualified stock option was granted, unless otherwise provided by the Committee.

9.       Effective Date of the Plan

                  This Plan is effective as of June 23, 1999, provided, however, that the Plan be approved by the stockholders of the Company at the 2000 Annual Meeting of Stockholders. If the Plan is not approved by the stockholders, the Plan and options granted hereunder shall thereupon terminate. In any event, the Plan shall terminate on June 22, 2009, or on such earlier date as the Board of Directors or the Committee may determine. Any option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

10.      Compliance with Rule 16b-3

                  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors. To the

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         extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.      Automatic Grant of Options to Non-Employee Directors

                  The purpose of this Section 11 is to continue the program of automatic grants of options to non-employee directors of the Company established pursuant to Section 11 of the Company's 1993 Incentive and Non-Qualified Stock Option Plan and continued by the Company's 1997 Incentive and Non-Qualified Stock Option Plan (collectively, the "Prior Plans"). The following options, to the extent not heretofore granted pursuant to the Prior Plans, shall be automatically awarded:

                           (a) Each director, who is not also an employee of the Company or any of its affiliates, or the designee of any stockholder of the Company pursuant to a right to designate one or more directors (an "Eligible Director") shall automatically be awarded a grant of 50,000 non-qualified stock options upon his or her initial election to the Board of Directors. Such options shall vest and be exercisable solely in accordance with the following schedule:

                           (i) The options may be exercised with respect to a maximum of one-half of the option shares during the twelve-month period beginning after the date of grant.

                           (ii) The options may be exercised with respect to all of the option shares upon the Eligible Director's reelection to the Board of Directors for a second consecutive term.

                           (iii) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

                           (b) In addition to the grant provided in subsection (a), each Eligible Director shall automatically be awarded a grant of non-qualified stock options upon the reelection of such Eligible Director to a third or subsequent, successive term, in the amount and at the times hereinafter set forth. Such automatic grants of non-qualified stock options commenced on June 21, 1995, pursuant to the Prior Plans, and have occurred and shall continue to occur annually thereafter on the date of the annual meeting of stockholders for such year until the termination of the Plan. The number of options to which each Eligible Director shall be entitled pursuant to this subsection (b) shall be as follows:

                           (i)      20,000 on the date of the Eligible
                                    Director's reelection to a third one-year term;

                           (ii)     20,000 on the date of the Eligible
                                    Director's reelection to a fourth one-year term;

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                           (iii)    15,000 on the date of the Eligible
                                    Director's reelection to a fifth one-year term;

                           (iv)     15,000 on the date of the Eligible
                                    Director's reelection to a sixth one-year term;

                           (v)      10,000 on the date of the Eligible
                                    Director's reelection to a seventh one-year term;

                           (vi) 10,000 on the later of the date of the annual meeting of stockholders in 2000, or the date of the Eligible Director's reelection to an eighth one-year term; and

                           (vii) 10,000 on the later of the date of the annual meeting of stockholders in 2001, or the date of the Eligible Director's reelection to a ninth one-year term.

                  Such options shall vest and be exercisable solely in accordance with the following schedule:

                           (i) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

                           (ii) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

                           (iii) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

                           (iv) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

                           (c) The option price for all options awarded under this Section 11 shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.